SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2009

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(Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada                                       33-23473                     11-2917728

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(State or other jurisdiction)           (Commission File Number)     (IRS Employer ID No.)

of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-999-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

RESIGNATION AND APPOINTMENT OF DIRECTOR

Effective January 13, 2009, Yoshiyasu Takada a director of the Company resigned as a member of Cordia Corporation’s (“Cordia”) Board of Directors.  Mr. Takada chose to resign so that he could focus on the responsibilities associated with his position as managing director of Ideal Pacific Limited, a company located in Hong Kong.

On January 15, 2009, the Board approved and ratified the nomination of Mr. Charles Agule to fill the vacancy created by the resignation of Mr. Takada.  Mr. Agule will also fill the vacancy Mr. Takada’s resignation created on the Audit Committee.  No arrangement or understanding exists between Mr. Agule and the registrant, including its executive officers and directors, pursuant to which Mr. Agule was selected as a director. Further, Mr. Agule has not been involved in any transaction with Cordia in which Mr. Agule has had a direct or indirect interest and no familial relationship exists between Mr. Agule and his fellow officers and directors.  At this time, there are no proposed transactions of this nature contemplated between Cordia and Mr. Agule.

Mr. Agule is a licensed attorney with over twenty-five (25) years of experience and currently serves as General Counsel of VIP Marketing LLC. VIP Marketing, LLC, is not a parent, subsidiary or other affiliate of Cordia.

REMOVAL AND APPOINTMENT OF CHIEF EXECUTIVE OFFICER

On January 16, 2009, the Board voted to remove Joel Dupré as Chief Exective Officer and appointed Cordia’s current President and board member, Kevin Griffo to this position.  The decision to remove Mr. Dupré and appoint Mr. Griffo was made based on the Board’s belief that Cordia did not require two (2) principal officers and the redundancy of both positions and its related cost is not in Cordia’s best interest.  This decision does not affect Mr. Dupré’s seat on Cordia’s board of directors and he shall continue to serve as its Chairman.

Mr. Dupré shall receive severance payments for a 4.5 month period through May 31, 2009.  Severance shall be paid at Mr. Dupré’s current rate of pay through February 28, 2009 and thereafter through May 31, 2009, on a pro-rated basis it shall be at rate equal to $120,000 per annum.  Mr. Dupré shall also receive reimbursement for health insurance expenses up to $3,000 per month through May 31, 2009.

Other than Mr. Griffo’s current employment in an executive capacity over the last three (3) and a half years, no arrangement or understanding exists between Mr. Griffo and the registrant, including its executive officers and directors, pursuant to which Mr. Griffo was selected as CEO. Further, Mr. Griffo  has not been involved in any transaction with Cordia in which Mr. Griffo has had a direct or indirect interest and no familial relationship exists between Mr. Griffo and his fellow officers and directors.  At this time, there are no proposed transactions of this nature contemplated between Cordia and Mr. Griffo.

Mr. Griffo, 48, has over twenty (20) years experience in the telecommunications industry, has served as Cordia’s President since 2005 and has served on Cordia’s board since 2006.  Prior to his service with Cordia, Mr. Griffo served as Executive Vice President for Talk America Holdings, Inc. and as President of Access One Communications, Inc.

The information included in this Form 8-K is not to be incorporated into Cordia’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                          Cordia Corporation

                                                                                                          By: /s/ Kevin Griffo

Date: January 16, 2009

          Kevin Griffo, Chief Executive Officer,

                                                                                                          Duly Authorized Officer